Exhibit 99.2

SanDisk Corporation

Non-Employee Director Compensation Policy

Adopted on June 12, 2013

Effective June 13, 2013

The purpose of this Non-Executive Director Compensation Policy (this “Policy”) of SanDisk Corporation (including any successor to all or substantially all of the assets or voting stock of SanDisk Corporation which has by appropriate action assumed the Plan, “SanDisk” or the “Corporation”) is to provide a total compensation package that enables SanDisk to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Corporation or its subsidiaries (“Non-Employee Directors”). In furtherance of the purpose stated above, all non-employee directors shall be paid compensation for services provided to the Corporation as set forth below, all subject to any limitations set forth in the Corporation’s 2013 Incentive Plan (the “Plan”), as may be amended from time to time. The equity retainers portion of this Policy is intended to constitute the Non-Employee Director Compensation Policy contemplated by Article One, Section III.E of the Plan. Capitalized terms used but not defined herein shall have the meanings provided for such terms in the Plan.

Cash Retainers

Cash retainers in the amounts set forth below will be paid to each Non-Employee Director in quarterly installments, in each case, for general availability and participation in meetings and conference calls of SanDisk’s Board of Directors (the “Board”) and its committees, as applicable. Upon a Non-Employee Director’s initial appointment to the Board or a committee of the Board, as applicable, such Non-Employee Director will be entitled to receive the pro rata portion (calculated from the date of appointment) of the quarterly installment for the quarter in which such appointment occurs. Upon cessation of service, the Non-Employee Director will be entitled to receive the pro rata portion (calculated through the date of cessation of service) of the quarterly installment for the quarter in which such cessation occurs, as well as any quarterly installments for prior services rendered but not yet paid.

Annual Retainer for Board Membership: $60,000

Additional Annual Retainer for Chairman of the Board: $75,000

Additional Annual Retainers for Committee Membership:

Audit Committee Chairperson:	$10,000
Audit Committee Member:	$20,000
Compensation Committee Chairperson:	$7,500
Compensation Committee Member:	$7,500
Nominating and Corporate Governance Committee Chairperson:	$7,500
Nominating and Corporate Governance Committee Member:	$7,500

Note: Committee Chairperson retainers are in addition to Committee membership retainers.

Equity Retainers

Subject to the Plan, each Non-Employee Director who first takes office and who has not been employed by SanDisk in the preceding twelve (12) months shall be granted, at the time of his or her election or appointment to the board and with no further action required by the Board, (i) an option to purchase that number of shares of SanDisk Common Stock that results from multiplying the shares subject to the Annual Option by the Initial Service Term (the “Initial Option”), and (ii) a restricted stock unit (“RSU”) for a number of shares of SanDisk common stock determined by multiplying the shares subject to the Annual RSU by the Initial Service Term (the “Initial RSUs”). The “Initial Service Term” shall mean a fraction with the numerator being the number of days from the date of appointment to the Board until the next scheduled annual meeting of the

Corporation’s stockholders (the “Annual Meeting”) or, if no Annual Meeting has been scheduled, the one-year anniversary of the previous Annual Meeting, and the denominator being 365.

Subject to the Plan, on the date of each Annual Meeting, each Non-Employee Director who has been elected or reelected at such Annual Meeting shall be granted, with no further action required by the Board (i) an option to purchase 6,250 shares of SanDisk Common Stock (the “Annual Option” and together with the Initial Option, the “Director Options”), and (ii) an RSU for a number of shares of SanDisk common stock determined by dividing $125,000 by the average closing price per share of Common Stock on NASDAQ for the five (5) trading days ended on, and including, the grant date (the “Annual RSUs” and together with the Initial RSUs, the “Director RSUs”).

All equity-based awards described above shall be granted under, and are subject to, the Plan. All applicable terms of the Plan apply to the equity-based awards described under this Policy as if fully set forth herein. The grant of any Director Option or Director RSU under this Policy shall be subject to the terms set forth in a written agreement in a form to be provided to each Non-Employee Director as soon as reasonably practicable after the applicable grant date, which terms shall govern the Director Options or Director RSUs.

Director Options. The per share exercise price of the Director Options shall equal the fair market value of a share of Common Stock on the grant date. For these purposes, and in accordance with the terms of the Plan and the Corporation’s share-based award grant practices, the fair market value shall equal to the closing price of a share of the Common Stock on NASDAQ on the grant date.

The Director Options shall be immediately exercisable. However, upon a Non-Employee Director’s cessation of service with the Corporation, any shares purchased upon exercise of the Director Option that have not vested (as described below) are subject to repurchase by the Corporation at the lower of (i) the exercise price paid for the shares or (ii) the fair market value of the shares at the time of repurchase (as determined under the Plan). This type of stock option is generally referred to as an “early exercise” stock option because the holder is permitted to exercise the option prior to the time that the underlying shares vest. Subject to the Non-Employee Director’s continued service with the Corporation, the shares subject to the Director Options shall vest, and the Corporation’s repurchase right shall lapse, in one installment on the earlier of (i) first anniversary of the grant date or (ii) the day immediately preceding the next Annual Meeting following the grant date.

Once vested, each Director Option shall generally remain exercisable for fully vested shares of Common Stock (i.e., shares that are not subject to the Corporation’s repurchase right) until its normal expiration date. Each of the Director Options shall have a term of seven (7) years. However, vested portions of the Director Options may terminate earlier in connection with a Change in Control of the Corporation, as defined in the Plan. Director Options shall vest in full in connection with a Change in Control of the Corporation, as defined in the Plan. Upon the cessation of the Non-Employee Director’s service, Shares subject to Director Options that have not vested shall immediately terminate (or be subject to the Corporation’s repurchase right to the extent already purchased under the option). However, the shares subject to Director Options shall vest, and the Corporation’s repurchase right shall lapse, in full if the Non-Employee Director’s cessation of service is as a result of the Director’s death or permanent disability. Non-Employee Directors generally have twelve (12) months to exercise the vested portion of the Director Options following a cessation of service.

Director Options shall not include any dividend or dividend equivalent rights. However, Non-Employee Directors shall be entitled to dividends with respect to shares purchased upon the exercise of options, whether or not such shares have vested under the option, at the same rate as the Corporation’s other stockholders.

Director RSUs. Each RSU awarded to the Corporation’s Non-Employee Directors represents a contractual right to receive one share of the Common Stock if the time-based vesting requirements described below are satisfied.

Subject to the Non-Employee Director’s continued service, the shares subject to the Director RSUs shall vest in one installment on the earlier of (i) the first anniversary of the grant date or (ii) the day immediately preceding the next Annual Meeting following the grant date. Director RSUs shall become fully vested in connection with a Change in Control of the Corporation, as defined in the Plan. Upon the cessation of the Non-Employee Director’s service, any unvested Director RSUs shall terminate. However, Director RSUs shall vest in full if the Non-Employee Director’s cessation of service is as a result of the Director’s death or permanent disability.

Director RSUs shall be paid in an equivalent number of shares of the Common Stock as they vest. Non-Employee Directors shall not be entitled to voting or dividend rights with respect to the Director RSUs, and the Director RSUs generally may not be transferred, except to the Corporation or to a beneficiary of the Non-Employee Director upon his or her death.

However, non-Employee Directors are entitled to the following dividend equivalent rights with respect to the Director RSUs. If the Corporation pays a cash dividend on its Common Stock and the dividend record date occurs after the grant date and before all of the Director RSUs have either been paid or terminated, then the Corporation will credit the Non-Employee Director’s bookkeeping account with an amount equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid Director RSUs (including any unvested Director RSUs) as of the dividend record date. These dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original RSUs to which they relate (except that the dividend equivalents may be paid in cash or such other form as the plan administrator may deem appropriate).

The Board administers the Plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to Plan limits and to amend this policy. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Expenses

All Non-Employee Directors will be eligible for the reimbursement of reasonable out-of-pocket expenses they incur serving as directors and as committee members.